                            SCHEDULE 14A INFORMATION


                 Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 14a-12



                                Alpharel, Inc.
- --------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


                                Alpharel, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                                ALPHAREL, INC.
                           9339 CARROLL PARK DRIVE
                         SAN DIEGO, CALIFORNIA 92121


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 20, 1996


     The Annual Meeting of Shareholders of Alpharel, Inc., a California corporation (the "Company"), will be held at La Valencia Hotel, 1132 Prospect Street, La Jolla, California at 2:00 p.m. on Monday, May 20, l996 for the following purposes:

     1. To elect seven directors to hold office until the next succeeding Annual Meeting and until their successors have been elected and qualified.

     2. To vote upon a proposal to amend the Company's Articles of Incorporation to increase the total number of authorized shares of the Company's Common Stock from 20,000,000 to 40,000,000.

     3. To vote upon a proposal to amend the Company's Articles of Incorporation to increase the total number of authorized shares of the Company's Preferred Stock from 1,000,000 to 5,000,000.

     4. To consider and act upon a proposal to approve the Company's 1996 Stock Incentive Plan.

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 3, 1996 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

     WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.



                                       By Order of the Board of Directors:



                                       John W. Low
                                       SECRETARY

April 16, 1996

                                ALPHAREL, INC.
                           9339 CARROLL PARK DRIVE
                         SAN DIEGO, CALIFORNIA 92121

                       _________________________________


                               PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 20, 1996

                       _________________________________


                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alpharel, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at La Valencia Hotel, 1132 Prospect Street, La Jolla, California, on Monday, May 20, 1996 at
2:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying proxy were first sent to shareholders on or about April __, 1996.

PROXY INFORMATION

     Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted in favor of the election of all persons named in, or otherwise nominated as set forth in, this Proxy Statement to serve as directors, in favor of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, in favor of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock and in favor of the proposal to adopt the Company's 1996 Stock Incentive Plan.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Annual Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

RECORD DATE AND VOTING

     Each shareholder of record of Common Stock at the close of business on April 3, 1996 is entitled to vote on all matters submitted to a vote of the shareholders at the Annual Meeting. At the close of business on March 11, 1996, there were 18,093,636 outstanding shares of the Common Stock of the Company held of record by approximately 530 shareholders. Directors will be elected by a plurality of the votes of the shares of Common Stock represented and voting on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock represented and voting on a particular matter (assuming such affirmative votes constitute a majority of the votes required for a quorum of the shareholders) shall be the act of the shareholders. In general, abstentions will have no effect on the outcome of the voting with respect to any matter. As to certain matters other than the election of directors, New York Stock Exchange and American Stock Exchange rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Holders of Common Stock have one vote for each share on all matters submitted to the shareholders at the Annual Meeting, except that shareholders may cumulate votes in the election of directors if any shareholder gives notice to the Secretary prior to the voting of his or her intention to cumulate votes. Under cumulative voting, each shareholder may give any one candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes on the same principle among as many candidates as the shareholder sees fit. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to shares of Common Stock of the Company owned as of March 11, 1996, by (i) each person who, to the extent known to the Company, beneficially owned more than 5% of such outstanding Common Stock; (ii) each director who served during 1995; (iii) each nominee for election as a director; (iv) each Named Executive Officer (as defined below) of the Company and (v) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.


                                                        Number          Percent of
Name                                                  Shares (1)         Class (1)
- -----                                                 ----------        ----------
Michael J. McGovern                                   889,450(2)           4.9%

Robert T. Bruce                                       302,000              1.7%

Stephen P. Gardner                                    136,000              *

Jay V. Tanna                                            6,250              *

Dominic K. Chan                                         5,000              *

D. Ross Hamilton                                      359,000              2.0%



                                       2




Larry D. Unruh                                          8,594              *

Roger H. Erickson                                     168,250              *

John W. Low                                           196,750              1.1%

Garrett W. Stowell                                     68,750              *

All Current Directors and
  Executive Officers as a Group (12 persons)        2,189,994             11.7%


___________________________________


*Less than 1%

(1) Amounts and percentages include shares of Common Stock that may be acquired within 60 days through the exercise of stock options. Such stock included in the computation of beneficial ownership is 140,000 shares for Mr. Bruce, 122,500 shares for Mr. Gardner, 101,250 shares for Mr. Erickson, 153,750 shares for Mr. Low, 68,750 shares for Dr. Stowell, 10,000 shares for Mr. Hamilton, 5,000 shares for Dr. Chan, 6,250 shares for Mr. Tanna and 657,500 for all current directors and executive officers as a group.

(2) Does not include 113,000 shares held in trust for the benefit of Mr. McGovern's adult children, as to which Mr. McGovern disclaims beneficial ownership.


                                    ITEM 1

                             ELECTION OF DIRECTORS

     Seven directors, constituting all of the authorized directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. In the election of directors, the proxy holders intend to vote for the election of the nominees named below. Should any nominee decline or become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.

     The following table sets forth certain information concerning each person nominated for election as a director:



Name                                Age                      Position
- ----------------------------     --------     -------------------------------------
Robert T. Bruce                     61        Chairman of the Board

Jay V. Tanna                        57        President and Chief Executive Officer



                                       3



Dominic K. Chan, Ph.D.              46        Director

Stephen P. Gardner                  42        Director

D. Ross Hamilton                    58        Director

Michael J. McGovern                 66        Director

Larry D. Unruh                      45        Director




     Mr. Bruce has served as Chairman of the Board of the Company since March 1990. He previously served as Chief Executive Officer of the Company from September 1993 to March 1995 and also from April 1990 to October 1991. He has been a Director of the Company since May 1988. Mr. Bruce was Chairman of the Board and Chief Executive Officer of Quadrex Corporation, a publicly held engineering consulting firm from September 1985 to January 1989. Before joining Quadrex Corporation, Mr. Bruce was employed by General Electric Company for 26 years, most recently as Vice President and General Manager of the Domestic Apparatus & Engineering Services Operations. Mr. Bruce also served as a director of the Company for a short time in 1986.

     Mr. Tanna has served as a Director of the Company since the Company's acquisition of Trimco Group plc ("Trimco") in December 1995. Mr. Tanna became the President and Chief Executive Officer of the Company effective April 16, 1996. Prior to that date, Mr. Tanna served as the Executive Vice President of the Company since December 1995 and the Chief Operating Officer of the Company since February 1996. Prior to the Trimco acquisition, Mr. Tanna served as Managing Director of Trimco, beginning in 1988. Prior to his employment with Trimco, Mr. Tanna held the positions of Managing Director of Sorco Engineering, Ltd., a construction engineering firm, from 1985 to 1987, and Director of Projects of Lummus Co., Ltd., a construction engineering firm, from 1979 to 1985.

     Dr. Chan has served as a Director of the Company since July 1995. In September 1991, Dr. Chan founded Peritus Software Services, Inc. ("Peritus"), a computer software company, where he presently serves as President and Chief Executive Officer. Before founding Peritus, Dr. Chan was Executive Vice President of Research and Development for Bull HN Information Systems ("Bull") from 1988 to 1991. Prior to his employment with Bull, Dr. Chan held the position of Vice President of Software Engineering for Apollo Computer Corp., a computer workstation manufacturer, from 1986 to 1989. Dr. Chan began his career as a member of the technical staff at Bell Laboratories.

     Mr. Gardner became President and Chief Executive Officer of the Company effective March 8, 1995 and has also served as a Director of the Company since that time. Effective April 16, 1996, Mr. Gardner resigned as President and Chief Executive Officer of the Company, but remains a Director of the Company. Until joining the Company, he had served as Corporate Vice President of Data General since October 1993. Previously, Mr. Gardner was Vice President of Marketing for AViiON, a Data General business units from March 1993. Prior to his employment with Data General, Mr. Gardner was President of Integris, an independent division of Groupe Bull, since October 1991. Before heading Integris, Mr. Gardner held positions of Vice President, North American Marketing from 1991 to 1992 and Vice President, Small Systems Product Line Management from 1988 to 1990 at Groupe Bull.

     Mr. Hamilton has served as a Director of the Company since June 1994. Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., an investment banking firm. Mr. Hamilton currently serves as a director of IncStar Corporation, a medical diagnostic company, Luther Medical Products, Inc., a medical device manufacturer, and Belcor, Inc., a natural resource company.

     Mr. McGovern, the founder of the Company, has served as a Director since the Company's inception in February 1981. He has served as Chairman and Chief Executive Officer of Photo Management Technologies, Inc. ("PMT"), a manufacturer of dry silver processing aperture card records, since June 1989 and as a consultant to MCREL & Associates since 1987. As a result of the downturn in U.S. Government defense spending, PMT, which was dependent on government contract funding, experienced financial difficulties. On May 23, 1991, PMT filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code. Mr. McGovern also served as Chairman and Chief Executive Officer of the Company from its inception until December 1987. From 1972 to 1980, he was Director, Electrical Engineering of Bunker Ramo Corporation, a then wholly owned subsidiary of Allied Corporation.

     Mr. Unruh has served as a Director of the Company since May 1988. He is a partner of Hein & Associates, certified public accountants, and has been its Managing Tax Partner since 1982. Mr. Unruh currently serves as a director of Basin Exploration, Inc., an oil exploration and development company, and also serves as a director of LK Business Services Inc., a specialty automobile lubricant manufacturer.

     All directors are elected annually and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

                                  MANAGEMENT

EXECUTIVE OFFICERS

     The following table and discussion set forth certain information with regard to the Company's executive officers.


Name                                Age                      Position
- ----------------------------     --------     -------------------------------------
Jay V. Tanna                        57        President and Chief Executive Officer

Roger H. Erickson                   39        Vice President, Alliances and
                                                General Manager, PDM Business Unit

Richard J. Kennedy                  55        Vice President, Operations

John W. Low                         39        Chief Financial Officer and
                                                Secretary

Garrett W. Stowell, Ph.D.           47        Vice President and Chief
                                                Technology Officer

Terrence P. Theobald                40        Vice President, Engineering



     Effective April 16, 1996, Mr. Gardner resigned as the President and Chief Executive Officer of the Company, and the Board of Directors appointed Mr. Tanna as the Company's President and Chief Executive Officer. Mr. Tanna is a nominee for election to the Board of Directors. See "Item 1 -- Election of Directors" for biographical information.

     Mr. Erickson was appointed Vice President, Alliances and General Manager, PDM Business Unit in February 1996. From April 1995 to February 1996, Mr. Erickson was Vice President, Worldwide Channel Sales, with responsibility for alternate channel and international sales. Prior to April 1995, Mr. Erickson served as Executive Vice President, Marketing and Sales from September 1993. He was also a Director of the Company from July 1990 to June 1995. From October 1991 to August 1993, Mr. Erickson served as Chief Executive Officer and President of the Company. From June 1990 to October 1991, Mr. Erickson served as Vice President, Engineering. From March to May 1990, Mr. Erickson was Director of Technical Marketing at West Coast Information Systems, Inc. From 1984 until March 1990, Mr. Erickson served the Company in several positions including Senior Systems Engineer and Director of Technical Projects.

     Mr. Kennedy was appointed Vice President, Operations in August 1995. Prior to joining the Company, Mr. Kennedy was Vice President of Operations at Integris, a business unit of Groupe Bull. From 1968 to 1991 Mr. Kennedy held various positions at Bull HN Information Systems, most recently as Director of Product Management.

     Mr. Low has served as Chief Financial Officer and Secretary since June 1990. Previously, Mr. Low had served as Corporate Controller since joining the Company in August 1987. From 1980 until joining the Company, Mr. Low was with Price Waterhouse, most recently as a Manager working with middle-market and growing companies.

     Mr. Theobald has served as Vice President, Engineering since January 1996. Prior to being promoted, Mr. Theobald served as Director, Projects and Services since September 1993, and Director of Engineering from December 1992 to September 1993. Mr. Theobald joined the Company in July 1992 as a Project Manager. Before joining the Company, Mr. Theobald spent 14 years at Northrop Corporation, most recently as Manager of Information Systems Development.

     Dr. Stowell has served as Chief Technology Officer since April 1995 and as a Vice President of the Company since September 1993. Prior to April, 1995, Dr. Stowell was Vice President, Product Development of the Company since the acquisition of Optigraphics Corporation ("Optigraphics") by the Company in September 1993. For Optigraphics, Dr. Stowell served as Vice President of Engineering from September 1985 until September 1993. Prior to joining Optigraphics, he was Vice President of Research and Development at Synercom Corporation and held similar engineering management positions at Megatek Corporation.

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended December 31, 1995 of those persons who were, at December 31, 1995 (i) the Chief Executive Officer and (ii) the other executive officers of the Company having compensation of $100,000 or more (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE




                                                         Annual Compensation
                                            ----------------------------------------------        Long Term
                                                                                                Compensation
                                                                            Other Annual        Awards-Stock
  Name and Principal Position       Year     Salary            Bonus      Compensation (1)     Options (Shares)
- --------------------------------   ------   ---------          -----      ----------------     ----------------
Stephen P. Gardner (2)              1995     $172,000             --         $48,266(3)             250,000
  Chief Executive Officer
  and President


Roger H. Erickson                   1995     $138,252             --              --                     --
  Vice President, Alliances         1994     $146,308             --              --                     --
  and General Manager,              1993     $150,000                             --                 35,000
  PDM Business Unit


John W. Low                         1995     $131,904             --              --                 20,000
  Chief Financial Officer           1994     $126,769             --         $36,594(4)                  --
  and Secretary                     1993     $114,924             --              --                 45,000


Garrett W. Stowell, Ph.D.           1995     $121,000             --              --                 25,000
  Vice President and                1994     $112,883             --              --                     --
  Chief Technology Officer (5)      1993     $ 26,255             --              --                 75,000


Robert T. Bruce                     1995     $173,077(6)    $250,000(7)           --                     --
  Chief Executive Officer           1994     $241,694             --              --                     --
                                    1993     $105,565       $250,000(8)           --                 70,000


_________________________________

(1) Excludes compensation in the form of other personal benefits, which for each of the executive officers (with the exception of Mr. Gardner in 1995 and Mr. Low in 1994) did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(2) Mr. Gardner became Chief Executive Officer and President of the Company in March 1995. Mr. Gardner resigned as the Company's President and Chief Executive Officer effective April 16, 1996.

(3) Includes $45,023 for reimbursement of relocation costs incurred in connection with a move at the time of joining the Company.

(4) Includes $36,325 for reimbursement of relocation costs incurred in connection with a move for the benefit of the Company.

(5)  Dr. Stowell became a Vice President of the Company in September 1993.

(6) Mr. Bruce resigned as the Chief Executive Officer in March 1995 upon Mr. Gardner joining the Company. The salary amounts paid to Mr. Bruce in 1995 include amounts paid to him after such resignation in return for various services rendered to the Company.

(7) A bonus was awarded to Mr. Bruce in recognition of his considerable efforts in connection with the acquisition of Trimco in December 1995. This bonus is currently being paid to Mr. Bruce in equal monthly installments of $10,000, although the Company may, in its sole discretion, accelerate such payments.

(8) A bonus was awarded to Mr. Bruce in recognition of his considerable efforts in connection with the acquisition of Optigraphics in September 1993.

     In connection with Mr. Gardner's resignation as the Company's President and Chief Executive Officer effective April 16, 1996, the Company has agreed to continue until September 16, 1996 to pay to Mr. Gardner the salary and relocation assistance, and to provide the benefits, that Mr. Gardner was receiving prior to his resignation. In addition, the Company will reimburse Mr. Gardner for up to $50,000 of relocation costs.

OPTION GRANTS IN 1995

     Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during 1995:


                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                            POTENTIAL REALIZABLE VALUE
                         NUMBER OF          % OF TOTAL                                       AT ASSUMED ANNUAL RATES
                        SECURITIES           OPTIONS                                       OF STOCK PRICE APPRECIATION
                        UNDERLYING          GRANTED TO        EXERCISE                         FOR OPTION TERM (2)
                          OPTIONS          EMPLOYEES IN        PRICE       EXPIRATION    -------------------------------
NAME                    GRANTED(#)(1)       FISCAL YEAR      ($/SHARE)        DATE           5% ($)          10% ($)
- --------------------   ---------------   ----------------   -----------   ------------   --------------   --------------
Stephen P. Gardner         250,000              44%            $1.50        March 2000      $102,500          $230,000
Roger H. Erickson                0               0%               --                --            --                --
John W. Low                 20,000               4%            $1.69      January 2000        $9,200           $20,600
Garrett W. Stowell          25,000               4%            $1.69      January 2000       $11,500           $25,750
Robert T. Bruce                  0               0%               --                --            --                --


__________________

(1) All options were granted in January and March, 1995, with an exercise price equal to the closing sale price of the Company Common Stock as reported on The Nasdaq National Market on such date. Unless otherwise indicated, all grants vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price.


AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES

     The following table sets forth for the Chief Executive Officer and the other Named Executive Officers, information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock:




                                                                                              Value of Unexercised
                                                  Number of Unexercised Options           In-the-money Options
                          Shares                  Held as of December 31, 1995          At December 31, 1995 (1)
                        Acquired on      Value    -------------------------------    -------------------------------
Name                      Exercise      Realized  Exercisable     Nonexercisable     Exercisable     Nonexercisable
- ----                    -----------     --------  -------------   ---------------    -------------   ---------------
Stephen P. Gardner           2,500        $8,125        60,000           187,500          $202,800         $633,750
Roger H. Erickson           60,000      $175,641       161,250             8,750          $478,350          $27,888
John W. Low                 55,000      $145,750       148,750            26,250          $445,013          $83,063
Garrett W. Stowell              --            --        62,500            37,500          $199,375         $119,625
Robert T. Bruce            160,000      $190,080       140,000                --          $420,700               --


__________________

(1) Based on the closing sale price of the Company's Common Stock on The Nasdaq National Market on December 29, 1995 of $4.88 per share.

COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors has an Audit Committee which makes recommendations regarding the selection of independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee is comprised of Robert T. Bruce, Michael J. McGovern and Larry D. Unruh. The Audit Committee held one meeting during 1995.

     The Board of Directors also has a Compensation Committee which reviews compensation of officers. The Compensation Committee is currently comprised of Dominic K. Chan, Michael McGovern, D. Ross Hamilton and Larry D. Unruh. The Compensation Committee held three meetings during 1995.

     In addition, the Board of Directors has a Stock Option Committee which administers the Company's 1987 Stock Option Plan. The Stock Option Committee will also administer the 1996 Stock Incentive Plan if it is approved by the Shareholders. The Stock Option Committee is currently comprised of Larry D. Unruh and Michael J. McGovern. The Stock Option Committee held six meetings in 1995.

     The Board of Directors does not have a standing Nominating Committee or any other committee which performs a similar function.

     During 1995, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the period he served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during 1995.

INDEMNITY TRUST

     In 1988, the Company adopted a form of indemnity agreement (the "Indemnity Agreement"), which was approved at the 1988 Annual Meeting of Shareholders. The Company subsequently entered into Indemnity Agreements with certain of its officers and directors. Because the Company was unable to obtain director and officer liability insurance at a reasonable cost and in order to enable the Company to attract and retain qualified officers and directors, on

October 12, 1989, the Company established an indemnity trust (the "Indemnity Trust") with an initial principal amount of $250,000 to serve as a vehicle for funding any indemnification required to be paid by the Company to its officers elected by the Board of Directors who have served on or after May 31, 1989, as well as the Company's directors who have served on or after such date. The trustee of the Indemnity Trust is Bank of America. The Indemnity Trust is irrevocable but may terminate after the occurrence of certain events, including the Company's obtaining of a director and officer liability insurance policy comparable in scope to the coverage of the Indemnity Trust, or the Company's achieving certain financial results. In any event, the Indemnity Trust terminates on December 31, 1999.

COMPENSATION OF DIRECTORS

     Each director, other than directors who are also employees of the Company or are precluded from accepting a fee by their employers, receives a $5,000 annual fee plus a $1,000 meeting fee for four paid meetings a year. In addition, each director is reimbursed for all reasonable expenses incurred in connection with attendance at such meetings. Directors who are employees of the Company are not compensated for serving as directors.

     During 1995, Mr. Hamilton, through Hamilton Research, Inc., provided consulting services to the Company, primarily in connection with investment banking and investor relations. The Company currently pays a monthly fee of $3,000 plus reimbursement of out-of-pocket expenses for such services. The Company paid Hamilton Research, Inc. an aggregate of $35,181 for Mr. Hamilton's consulting services in 1995. This consulting arrangement is terminable by the Company at any time.


                                    ITEM 2

              APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a resolution amending Article III of the Company's Articles of Incorporation to increase the authorized shares of the Company's capital stock from the current amount of 21,000,000 shares, which consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, to 45,000,000 shares, which would consist of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (the "Capital Stock Amendment"). Article III of the Company's Articles of Incorporation, as amended by the Capital Stock Amendment, is attached hereto as ANNEX I. The description which follows is qualified in its entirety by the exact language of the Capital Stock Amendment. The increase in the authorized shares of Common Stock and the authorized shares of Preferred Stock contemplated by the Capital Stock Amendment will be voted upon separately at the Annual Meeting of Shareholders. This section discusses the proposal to increase the authorized shares of Common Stock. See "Item 3 - Approval of Amendment to Articles of Incorporation to Increase the Authorized Shares of Preferred Stock" for a description of the proposal to increase the authorized shares of Preferred Stock.

     Article III currently authorizes a total of 20,000,000 shares of Common Stock. At the close of business on March 11, 1996, there were 18,093,636 shares of Common Stock outstanding, and an additional 1,224,051 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued pursuant to the Company's 1987 Stock Option Plan. The increase in the authorized number of shares is proposed in order to allow the Company to grant additional stock options or other stock-based compensation to its employees and consultants and, where advantageous to the Company, to issue shares of its capital stock in order to raise additional capital, in connection with future acquisitions or other business combinations or for other purposes. In connection with the acquisition of the outstanding shares of Trimco Group, plc ("Trimco") in December 1995, the Company issued an aggregate of 1,614,189 shares to the former Trimco shareholders as part of the consideration. Although the Company does not currently have any agreements with respect to additional proposed acquisitions, an increase in the authorized number of shares of Common Stock pursuant to the Capital Stock Amendment would allow the Company additional flexibility to issue its capital stock where appropriate. The Company believes that the number of shares of Common Stock that would be available for issuance following adoption of the Capital Stock Amendment would be sufficient for any purposes foreseeable by the Company. Except for the shares of Common Stock issuable under the Company's 1987 Stock Option Plan and for the shares of Common Stock that would be issuable under the Company's 1996 Stock Incentive Plan if such plan receives the requisite shareholder approval (see Item 4 below), the Company does not presently have any immediate plans to issue any of the additional shares of Common Stock which would be authorized if the increase in authorized shares of Common Stock contemplated by the Capital Stock Amendment is approved. Other than increasing the number of authorized shares of the Company's Common Stock, the proposal to increase the authorized shares of Common Stock will not affect the rights, preferences or privileges of the Company's shareholders.

     The Board of Directors has directed that the Capital Stock Amendment be submitted for shareholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of the proposal to increase the authorized shares of Common Stock. In the absence of approval, the authorized number of shares of Common Stock of the Company will remain as described above. If the shareholders approve the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock (as contained in this Item 2) but do NOT approve the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Preferred Stock (as contained in Item 3 below), the Company will appropriately revise the Capital Stock Amendment to delete any references to an increase in the authorized number of shares of Preferred Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CAPITAL STOCK AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

     When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in authorized shares of Common Stock contemplated by the Capital Stock Amendment.

                                     ITEM 3

         APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
                    THE AUTHORIZED SHARES OF PREFERRED STOCK

     The Capital Stock Amendment adopted by the Board of Directors will amend Article III of the Company's Articles of Incorporation to increase the authorized shares of the Company's Preferred Stock from the current amount of 1,000,000 shares to 5,000,000 shares. Article III of the Company's Articles of Incorporation, as amended by the Capital Stock Amendment, is attached hereto as ANNEX I. The description which follows is qualified in its entirety by the exact language of the Capital Stock Amendment.

     Article III currently authorizes a total 1,000,000 shares of Preferred Stock, of which (i) 478,261 shares have been previously designated as Series A Preferred Stock, none of which are presently issued and outstanding, and
(ii) 172,500 shares have been previously designated as Series B Convertible Preferred Stock, none of which are presently issued and outstanding. At the close of business on March 11, 1996, there were no shares of Preferred Stock outstanding. The Company may issue additional shares of Preferred Stock from the shares currently authorized prior to or after the Annual Meeting of Shareholders, regardless of whether the proposal to increase the authorized shares of Preferred Stock contemplated by the Capital Stock Amendment is approved. The increase in the authorized number of shares is proposed in order to allow the Company, where advantageous, to issue shares of its capital stock in order to raise additional capital, in connection with future acquisitions or other business combinations or for other purposes. Although the Company does not currently have any agreements with respect to additional proposed acquisitions, an increase in the authorized number of shares pursuant to the Capital Stock Amendment would allow the Company additional flexibility to issue its capital stock where appropriate. The Company believes that the number of shares of Preferred Stock that would be available for issuance following adoption of the Capital Stock Amendment would be sufficient for any purposes foreseeable by the Company. The Company does not presently have any immediate plans to issue any of the additional shares of Preferred Stock which would be authorized if the increase in authorized shares of Preferred Stock contemplated by the Capital Stock Amendment is approved. Other than increasing the number of authorized shares of Company's Preferred Stock, the proposal to increase the authorized shares of Preferred Stock will not affect the rights, preferences or privileges of the Company's shareholders. However, the Board of Directors will have authority to fix the rights, preferences and privileges of the newly authorized shares of Preferred Stock, which may have dividend rights, liquidation preferences and other rights which are senior to those of the Company's Common Stock.

     The Board of Directors has directed that the Capital Stock Amendment be submitted for shareholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of the proposal to increase the authorized shares of Preferred Stock. In the absence of approval, the authorized number of shares of Preferred Stock of the Company will remain as described above. If the shareholders approve the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Preferred Stock (as contained in this Item 3) but do NOT approve the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock (as contained in Item 2 above), the Company will appropriately revise the Capital Stock Amendment to delete any references to an increase in the authorized number of shares of Common Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CAPITAL STOCK AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK.

     When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in authorized shares of Preferred Stock contemplated by the Capital Stock Amendment.

                                    ITEM 4

                     APPROVAL OF 1996 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has previously adopted, and has recommended that the shareholders approve, the 1996 Stock Incentive Plan (the "1996 Plan"), pursuant to which officers, directors, employees and consultants of the Company would be eligible to receive options to purchase Common Stock and other awards as described below. The 1996 Plan is intended to replace the Company's existing 1987 Stock Option Plan, under which there were a total of 103,725 options remaining available for grant as of March 11, 1996. The following is a description of the material features of the 1996 Plan, a complete copy of which is attached hereto as Annex II. The description which follows is qualified in its entirety by reference to the exact language of 1996 Plan.

GENERAL

     The purpose of the 1996 Plan is to enable the Company and its subsidiaries to attract, retain and motivate its directors, employees and consultants by providing for or increasing the proprietary interests of such persons in the Company. Every director, employee and consultant of the Company and its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan. As of March 1, 1996, the Company and its subsidiaries had a total of 193 employees.

     The 1996 Plan is administered by the Stock Option Committee, each member of which must be a "disinterested person" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Stock Option Committee will not be eligible for the grant of awards under the 1996 Plan. The Stock Option Committee has full and final authority to select the individuals to receive awards and to grant such awards and has a wide degree of flexibility in determining the terms and conditions of awards. Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent.

     Awards under the 1996 Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable to employees pursuant to the 1996 Plan, during the term of the 1996 Plan and awards granted thereunder, is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. An award granted under the 1996 Plan to an employee will generally include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is 1,250,000. The 1996 Plan generally provides that no single employee may be granted options or other awards with respect to more than 1,250,000 shares of Common Stock in any one calendar year. The 1996 Plan also contains customary anti-dilution provisions; provided, however, that no adjustment will be made pursuant to such provisions to the extent such adjustment would cause incentive stock options (as discussed below under "CERTAIN INCOME TAX CONSEQUENCES") issued or issuable under the 1996 Plan to be treated as other than incentive stock options, or to the extent that the Stock Option Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to such awards by causing such compensation to be treated as other than "performance-based compensation" within the meaning of the 1996 Plan.

     Awards may not be granted under the 1996 Plan on or after the tenth anniversary of the adoption of the 1996 Plan. Although any award that was duly granted prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the Plan.

SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, executive officers and 10% shareholders of the Company are generally liable to the Company for repayment of any profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3 promulgated under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. The 1996 Plan is designed to comply with Rule 16b-3.

CERTAIN INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

     Pursuant to the 1996 Plan, participants that are employees may be granted options that are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (i) one year after the transfer of ISO Shares to the optionee pursuant to the exercise of the ISO or (ii) two years from the date of grant of the ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of the ISO. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years from the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "non-qualified stock option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. Nonemployees may only be awarded non-qualified stock options.

     If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or
(ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

     Awards under the 1996 Plan may also include stock sales, stock bonuses or other grants of stock that include provisions for the delayed vesting of the recipient's rights to the stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred until the 16(b) Date, as described above, unless the Insider makes a valid 83(b) Election.

     Awards may be granted under the 1996 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with awards made under the 1996 Plan.

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1996 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such award may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

     In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to awards made under the 1996 Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

CONCLUSION

     The Board of Directors has directed that the 1996 Plan be submitted for shareholder approval. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting will be required for approval. In the absence of approval, the 1996 Plan will be without effect, and no grants of awards thereunder will be made.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1996 PLAN.

     When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the adoption of the 1996 Plan.

                               PERFORMANCE GRAPH

     The stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph shows the Company's total return to shareholders compared to the NASDAQ Market Value Index(1) and a Peer Group Index(2) over the period from January 1, 1991 to December 31, 1995.



       "COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ALPHAREL, INC.,
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX"

           ALPHAREL, INC.   PEER GROUP INDEX    NASDAQ MARKET INDEX

FY 1990        100                100                   100
FY 1991        360.00             175.61                128.38
FY 1992        275.01             191.87                129.64
FY 1993        255.01             204.87                155.50
FY 1994        310.00             250.68                163.26
FY 1995        780.00             372.93                211.77

                                [INSERT GRAPH]












     The cumulative total return on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

     Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on January 1, 1991. The graph then tracks the value of these investments, assuming reinvestment of dividends, through each of the fiscal years ending December 31, 1991, 1992, 1993, 1994 and 1995.

__________________________

(1) Includes all issues trading over the NASDAQ National Market and Over the Counter Markets during the period from January 1, 1991 through December 31, 1995, weighted annually by market capitalization (shares outstanding multiplied by stock price).

(2) A Peer Group Index compiled and published by Media General Financial Services, Inc. comprised of all computer software and data processing companies that were publicly traded in the United States at December 31, 1995, weighted annually by market capitalization (shares outstanding multiplied by stock price). Copies of this index can be obtained by ordering MG Industry Group 03 from Media General Financial Services, Inc., P.O. Box 85333, Richmond, VA, 23293, telephone number (804) 649-6097, and paying their standard fee.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has audited the Company's 1995 financial statements. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to make a statement if such person so desires and to be available to respond to appropriate questions that may be asked by shareholders. The selection of independent accountants to audit the Company's 1996 financial statements will be made in the second half of 1996 after an evaluation of the audit fee proposal.


                                ANNUAL REPORT

     The Company's Annual Report on Form 10-K including financial statements and related schedules for the year ended December 31, 1995 filed with the Securities and Exchange Commission is being mailed to all shareholders. Any shareholder who has not received a copy may obtain one by writing to the Company at 9339 Carroll Park Drive, San Diego, California 92121, Attention:
Shareholder Relations.


                            SHAREHOLDER PROPOSALS

     A proposal of a shareholder intended to be presented at the 1997 Annual Meeting of Shareholders and to be included in the Proxy Statement for that meeting must be received on or before December 18, 1996 at the Company's principal offices, 9339 Carroll Park Drive, San Diego, California 92121.


                                OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.


                           SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

                                                                         ANNEX I


   Article III of the Articles of Incorporation of this Corporation is amended and restated to read in its entirety as follows:

          (a) This corporation is authorized to issue two classes of shares of stock, designated, respectively as "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that this corporation is authorized to issue is Forty-Five Million (45,000,000), consisting of Forty Million (40,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock.

          (b) Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including, without limitation, the dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors that each series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                                                        ANNEX II


                                 ALPHAREL, INC.

                           1996 STOCK INCENTIVE PLAN



     Section 1.  PURPOSE OF PLAN

     The purpose of this 1996 Stock Incentive Plan (the "Plan") of Alpharel, Inc., a California corporation (the "Company"), is to enable the Company to attract, retain and motivate its directors, officers, employees and consultants by providing for or increasing the proprietary interests of such persons in the Company.

     Section 2.  PERSONS ELIGIBLE UNDER PLAN

     Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder:
(1) any employee of the Company or any of its subsidiaries, including any officer or director who is also such an employee (an "Employee"), (2) any director of the Company or any of its subsidiaries, including any director who is not an Employee and (3) any consultant of the Company or any of its subsidiaries. Notwithstanding the foregoing, the members of the Committee (as hereinafter defined) shall not be eligible to be considered for the grant of Awards hereunder.

     Section 3.  AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, no par value, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common

     Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

               (A)  the delivery of cash;

               (B) the delivery of other property deemed acceptable by the Committee;

               (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

               (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

         (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

        (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to a consultant or any other person that is not an Employee of the Company may qualify as an Incentive Stock Option.

     Section 4.  STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,250,000, subject to adjustment as provided in Section 7 hereof.

     (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 1,250,000, subject to adjustment as provided in Section 7 hereof.

     (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

         (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

        (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

     (d) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 1,250,000 shares.

     Section 5.  DURATION OF PLAN

     No Awards shall be made under this Plan on or after April 1, 2006. Although Common Shares may be issued on or after April 1, 2006 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 1, 2016.

     Section 6.  ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (ii) is an "outside director" within the meaning of Section 162(m) of the Code.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

         (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

        (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

         (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

          (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

     Section 7.  ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan and (c) the maximum number of Common Shares for which options may be granted during any one calendar year; PROVIDED, HOWEVER, that no adjustment shall be made to the number of Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; PROVIDED, FURTHER, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation (as defined for purposes of Section 162(m) of the Code).

     Section 8.  AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) If an amendment to this Plan would (i) increase the maximum number of Common Shares that may be issued pursuant to (A) all Awards granted under this Plan, (B) all Incentive Stock Options granted under this Plan, and (C) Awards granted under this Plan during any calendar year to any one Employee,
(ii) change the class of persons eligible to receive Awards under this Plan,
(iii) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (iv) affect this Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's shareholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

     Section 9.  EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of April 1, 1996, the date upon which it was approved by the Board; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

PROXY

                                   ALPHAREL, INC.
                              9339 CARROLL PARK DRIVE
                            SAN DIEGO, CALIFORNIA  92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALPHAREL, INC.

     The undersigned hereby appoints Jay V. Tanna and John W. Low, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Alpharel, Inc., a California corporation (the "Company") held of record by the undersigned on April 3, 1996, at the Annual Meeting of Shareholders to be held on May 20, 1996 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Please mark
your votes as   /X/
indicated in
this example


1.  Election of Directors.

    / /  FOR all nominees listed below (except as marked to the contrary below).

    / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

ROBERT T. BRUCE           STEPHEN P. GARDNER
JAY V. TANNA              DOMINIC K. CHAN
D. ROSS HAMILTON          MICHAEL J. McGOVERN
LARRY D. UNRUH

2. To approve the adoption of the amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of the common stock of the Company from 20,000,000 to 40,000,000.

       / / FOR          / / AGAINST          / / ABSTAIN

3. To approve the adoption of the amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of the preferred stock of the Company from 1,000,000 to 5,000,000.

       / / FOR          / / AGAINST          / / ABSTAIN

4.  To approve the adoption of the Company's 1996 Stock Incentive Plan.

       / / FOR          / / AGAINST          / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR, FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK, FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK, FOR ADOPTION OF THE 1996 STOCK INCENTIVE PLAN AND IN THEIR DISCRETION ON THE MATTERS DESCRIBED IN ITEM 5.

     Do you plan to attend the meeting?   / / YES          / / NO

PLEASE SIGN EXACTLY AS YOUR NAME
APPEARS ON THE STOCK CERTIFICATE(S).
WHEN SHARES ARE HELD BY JOINT TENANTS,
BOTH SHOULD SIGN.  WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
FULL TITLE AS SUCH.  IF A CORPORATION,
PLEASE SIGN IN FULL CORPORATE NAME BY
THE PRESIDENT OR OTHER AUTHORIZED
OFFICER.  IF A PARTNERSHIP, PLEASE
SIGN THE PARTNERSHIP'S NAME BY AN
AUTHORIZED PERSON.


Signatures
          ---------------------------------------

Signatures if held jointly
                          ---------------------------------------

DATED:              , 1996
      --------------

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.